Fiscal 2020 Third Quarter Results John L. Walsh President & CEO, UGI Corporation Ted J. Jastrzebski Chief Financial Officer, UGI Corporation Robert F. Beard Executive Vice President Natural Gas, UGI Corporation Roger Perreault Executive Vice President Global LPG, UGI Corporation 1

About This Presentation This presentation contains statements, estimates and projections that are forward-looking statements (as defined in Section 21E of the Securities and Exchange Act of 1934, as amended). Management believes that these are reasonable as of today’s date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management’s control. You should read UGI’s Annual Report on Form 10-K and its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020 for a more extensive list of factors that could affect results. Among them are adverse weather conditions and the seasonal nature of our business; cost volatility and availability of all energy products, including propane, natural gas, electricity and fuel oil; increased customer conservation measures; the impact of pending and future legal proceedings; liability for uninsured claims and for claims in excess of insurance coverage; domestic and international political, regulatory and economic conditions in the United States and in foreign countries, including the current conflicts in the Middle East and the withdrawal of the United Kingdom from the European Union; and foreign currency exchange rate fluctuations (particularly the euro); the timing of development of Marcellus Shale gas production; the availability, timing and success of our acquisitions, commercial initiatives and investments to grow our business; our ability to successfully integrate acquired businesses and achieve anticipated synergies; the interruption, disruption, failure, malfunction, or breach of our information technology systems, including due to cyber-attack; the inability to complete pending or future energy infrastructure projects; our ability to achieve the operational benefits and cost efficiencies expected from the completion of pending and future transformation initiatives at our business units; and uncertainties related to the global pandemic, including the duration and/or impact of the COVID-19 pandemic. UGI Corporation | Fiscal 2020 Third Quarter Results 2

Third Quarter Recap 3 John L. Walsh President & CEO, UGI

Third Quarter Earnings Recap • GAAP EPS of $0.41 and Adjusted EPS1 of $0.08 • Colder-than-normal weather in domestic service territories partially offset negative impact of COVID-19 pandemic; warmer-than-normal weather at UGI International Adjusted EPS1 Q3 2020 Weather Versus: Normal Midstream & AmeriGas UGI International Marketing Gas Utility $0.13 14.5% Colder 21.4% Colder 12.6% Colder 12.3% Warmer Q3 2020 Weather Versus: Prior Year $0.08 Midstream & AmeriGas UGI International Marketing Gas Utility 14.5% Colder 43.0% Colder 54.4% Colder 20.8% Warmer Q3 2019 Q3 2020 UGI Corporation | Fiscal 2020 Third Quarter Results 1Adjusted EPS is a non-GAAP measure. See slide 9 for reconciliation. 4

Key Accomplishments






24/7 Self-Serve Propane

- UGI's businesses adopted new protocols focused on the safety of our employees, our customers, and the public.
- Midstream & Marketing continued to see the benefits from the UGI Appalachia acquisition.
- AmeriGas delivered solid EBIT improvement due to cold weather and focused expense management. COVID-19 created a headwind for commercial and motor fuel volumes, but provided a tailwind for our cylinder business.
- Utilities filed a petition for settlement agreement with the PA PUC that includes a proposed $20 million increase to base rates.
- We continue to work closely with our PennEast partners to gain the necessary approval for the project. The PennEast Partnership expects to gain additional clarity from the U.S. Supreme Court in the early fall, when we expect a decision will be made whether to hear PennEast's case.

5
UGI Corporation | Fiscal 2020 Third Quarter Results

Year-to-Date Results Recap • YTD GAAP EPS of $2.49 compared to GAAP EPS of $1.73 in the prior-year period YTD Adjusted EPS1 $2.813 $2.382 $0.70 $0.79 UGI Utilities $0.44 Midstream & $0.40 Marketing $0.65 $0.79 UGI International $0.94 $0.43 AmeriGas Q3 2019 Q3 2020 1Adjusted EPS is a non-GAAP measure. See slide 10 for reconciliation. UGI Corporation | Fiscal 2020 Third Quarter Results 2 Includes ($0.03) Corporate & Other 6 3 Includes $0.08 Corporate & Other

Third Quarter Financial Review Ted J. Jastrzebski Chief Financial Officer, UGI

FY 2020 Guidance Update Based on strong third quarter performance and tax benefits2, UGI increases FY 2020 adjusted EPS guidance to a range of $2.45 - $2.551 per share, inclusive of COVID-19 impacts $2.55 $2.35 $2.45 $2.15 Prior Guidance Updated Guidance 1Because we are unable to predict certain potentially material items affecting diluted earnings per share on a GAAP basis, principally mark-to-market gains and losses on commodity and certain foreign currency derivative instruments, we cannot reconcile fiscal year 2020 adjusted diluted earnings per share, a non-GAAP measure, to diluted earnings per share, the most directly comparable GAAP measure, in reliance on the “unreasonable efforts” exception set forth in SEC rules. 2Tax benefit related to recently released regulations of the Global Intangible Low Taxed Income, known as GILTI, provisions in the TCJA and from the CARES Act. UGI Corporation | Fiscal 2020 Third Quarter Results 8

Liquidity Update • Cash flows remain strong • Cash provided by Operating Activities and Free Cash Flows both grew 4% and 19%, respectively, versus the same period a year ago • Strong balance sheet position - total available liquidity as of 6/30/20: $1.6 billion • Natural Gas and Global LPG businesses have access to capital • Well within debt covenant levels • UGI’s Board of Directors declared a quarterly dividend of $0.33 per share on July 21st UGI Corporation | Fiscal 2020 Third Quarter Results 9

Third Quarter Adjusted diluted earnings (loss) per share

	Q3 2019	Q3 2020	YTD 2019	YTD 2020
AmeriGas Propane	$(0.01)	$(0.07)	$0.43	$0.94
UGI International	0.08	(0.05)	0.79	0.65
Midstream & Marketing	0.01	0.03	0.40	0.44
UGI Utilities	0.04	0.02	0.79	0.70
Corporate & Other (a)	(0.13)	0.48	(0.68)	(0.24)
(Loss) earnings per share – diluted	**(0.01)**	**0.41**	**1.73**	**2.49**
Net loss (gains) on commodity derivative instruments (b)	0.14	(0.55)	0.67	(0.07)
Unrealized losses (gains) on foreign currency derivative instruments	-	0.02	(0.04)	0.07
Loss on extinguishments of debt	-	-	0.02	-
AmeriGas Merger expenses	-	-	-	-
CMG acquisition and integration expenses	-	-	-	0.01
LPG business transformation expenses	-	0.02	-	0.14
Impairment of assets held-for-sale	-	0.18	-	0.17
Total Adjustments (a) (c)	0.14	(0.33)	0.65	0.32
Adjusted earnings per share – diluted (c)	**$0.13**	**$0.08**	**$2.38**	**$2.81**

(a) Corporate & Other includes certain adjustments made to our reporting segments in arriving at net income attributable to UGI Corporation, including the impact of the anticipated tax benefits resulting from the carryback of an NOL for Fiscal 2020 pursuant to the provisions of the CARES Act. These adjustments have been excluded from the segment results to align with the measure used by our chief operating decision maker in assessing segment performance and allocating resources.
(b) Includes the effects of rounding.
(c) Adjusted EPS for Q3 and YTD 2020 reflect 34.6 million incremental shares of UGI Common Stock issued in conjunction with the AmeriGas Merger. Adjusted EPS for Q3 2019 is based on fully diluted shares of 177.3 million

UGI Corporation | Fiscal 2020 Third Quarter Results

10

Third Quarter Results Recap Reportable Segments EBIT1 (Millions of dollars) $16.1 $0.1 $20.0 $(8.4) $80.4 14.5% 20.8% 43.0% 54.4% $52.6 Colder Warmer Colder Colder than prior year Q3 2019 AmeriGas UGI International Midstream & UGI Utilities Q3 2020 Marketing 1Reportable segments earnings before interest expense and income taxes represents an aggregate of our UGI Corporation | Fiscal 2020 Third Quarter Results segment level EBIT as determined in accordance with GAAP 11

Financial Results - AmeriGas

(Millions of dollars)	Q3 FY 2019		Q3 FY 2020
Loss Before Interest Expense & Income Taxes	$(1.2)		
Total Margin		4.6	
Operating and Administrative Expenses		22.6	
Depreciation and Amortization		(1.0)	
Other Income and Expense, net		(6.2)	
Earnings Before Interest Expense & Income Taxes			$18.8

Item	Primary Drivers
Total Margin ↑	Higher average retail unit margin ($11.9 million), including higher margin from cylinder exchange program, partially offset by the decrease in total retail volumes sold ($7.2 million) principally reflecting the effects of COVID-19 and structural conservation
Operating and Admin Expenses ↓	Progress on LPG transformation initiatives and lower litigation expense ($10 million); LPG transformation savings primarily reflect lower compensation and benefits costs ($7.8 million) and decreased vehicle operating and maintenance expenses ($3.5 million)
Other Income ↓	Lower customer late payment fees in response to COVID-19

Weather versus normal



Colder
14.5%
0%
Q3 2019
Q3 2020
Warmer

14.5% colder than prior year

UGI Corporation | Fiscal 2020 Third Quarter Results

12

Financial Results – UGI International

(Millions of dollars)	Q3 FY 2019		Q3 FY 2020
Earnings Before Interest Expense & Income Taxes	$28.7		
Total Margin		(30.2)	
Operating and Administrative Expenses		23.4	
Other Income and Expense, net		(1.6)	
Earnings Before Interest Expense & Income Taxes			$20.3

Item	Primary Drivers
Total Margin ↓	Lower volumes largely attributable to warm weather and the COVID-19 impact on commercial and industrial segments, lower margins from energy marketing, and the translation effects of weaker euro (~$5 million); partially offset by higher average LPG unit margins including margin management efforts and lower LPG product costs
Operating and Admin Expenses ↓	Weaker euro (~$4 million), decreased distribution costs attributable to the lower volumes, and lower compensation and employee benefits-related costs

Weather versus normal


Colder
10.8%
Q3 2019
(12.3)%
Q3 2020
Warmer

20.8% warmer than prior year

UGI Corporation | Fiscal 2020 Third Quarter Results
13

Financial Results – Midstream & Marketing (Millions of dollars) Q3 FY 2019 Q3 FY 2020 Weather versus normal Earnings Before Interest Expense & Income Taxes $4.3 Colder Total Margin 21.4 21.4% Operating and Administrative Expenses (3.8) Depreciation and Amortization (7.6) Other Income and Expense, net 6.1 (14.5)% Earnings Before Interest Expense & Income Taxes $20.4 Q3 2020 Item Primary Drivers Total Margin ↑ Higher natural gas gathering margin ($24.6 million) largely attributable to incremental margin from UGI Appalachia, partially offset by lower retail Q3 2019 commodity margin ($2.3 million), largely due to lower commercial volumes attributable to COVID-19; lower service-related margin ($2.0 million) and decreased electric generation margin ($1.5 million) Warmer Operating and Admin Expenses ↑ Largely due to UGI Appalachia expenses 43.0% colder than prior Depreciation and Amortization↑ Expansion of gathering assets, principally UGI Appalachia year Other Income↑ Equity income from Pennant system acquired as part of the UGI Applachia 14 UGI Corporation | Fiscal 2020 Third Quarter Results

Financial Results – Utilities (Millions of dollars) Q3 FY 2019 Q3 FY2020 Weather versus normal Earnings Before Interest Expense & Income Taxes $20.8 Colder Total Margin 8.2 Operating and Administrative Expenses (3.2) 12.6% Depreciation (3.4) Other Income and Expense, net (1.5) (27.1)% Q3 2020 Earnings Before Interest Expense & Income Taxes $20.9 Item Primary Drivers Core Market Volume ↑ Colder weather, growth in core market customers, and higher average use per customer, partially offset by volume reductions attributable to COVID-19 Total Margin ↑ Higher total margin from Gas Utility core market customers ($14.6 million), Q3 2019 partially offset by an adjustment in the 2019 three-month period ($3.3 Warmer million) related to credits provided to customers in connection with the Tax Cuts and Jobs Act 54.4% colder than prior Operating and Admin Expenses ↑ Increases in uncollectible accounts expense related to the effects of COVID- year 19, IT maintenance and consulting expenses and employee compensations and benefits-related expenses Depreciation ↑ Continued IT and distribution system capital expenditure activity 15 UGI Corporation | Fiscal 2020 Third Quarter Results

Update on Natural Gas Business Robert F. Beard Executive Vice President Natural Gas, UGI

Natural Gas Business Update Solid 3rd quarter performance driven by: • Strong performance at UGI Appalachia • Cold weather coupled with strong customer usage offset the effects of COVID-19 at the Utilities Significant progress on strategic initiatives • Continue to execute on our capital program at the Utilities • Making progress on ambitious greenhouse gas and fugitive methane emissions targets • Expect to complete the Bethlehem LNG Facility this Fall • Will provide an additional 75,000 dth/d of LNG vaporization capability • Auburn system throughput increased 52 Bcf or 91% from prior-year period • Completed the acquisition of GHI Energy, a renewable natural gas company operating in California • Announced the sale of our 5.97% ownership interest in the Conemaugh coal- fired generating station • On August 3rd UGI Utilities filed a joint settlement petition to the PA PUC • Terms include an increase in base rates of $20 million 17 UGI Corporation | Fiscal 2020 Third Quarter Results

Update on Global LPG Business Roger Perreault Executive Vice President Global LPG, UGI

Global LPG Business Update Solid 3rd quarter performance driven by: • Effective expense management • AmeriGas cylinder sales • 30% volume increase from prior year • Increase in demand for home delivery service, Cynch • Added ~38K customers during Q3; 57K customers total • LPG Business Transformation Initiatives remain on track • AmeriGas • $30 million in cost savings in FY20 • $120 million in permanent savings by the end of FY22 • UGI International • €5 million in cost savings in FY20 • €30 million in permanent savings by the end of FY22 • Continued focus on operational efficiencies and cost management • Diversification across US and the 17 European countries UGI Corporation | Fiscal 2020 Third Quarter Results 19

ESG Update and Q&A John L. Walsh President & CEO, UGI

ESG Update • Continue to address the challenges presented by the pandemic and remain focused on the health and safety of our employees, customers, and the communities we serve • Addressing UGI’s role in the fight against racial inequality in our society • Issued 2nd ESG Report entitled Today’s Energy, Tomorrow’s World • UGI Utilities committed to reduce fugitive methane emissions by 92% and greenhouse gas emissions by over 8 million metric tons by 2030 • Sale of ownership interest in Conemaugh will reduce total Scope I direct emissions by more than 30% • Acquisition of GHI Energy expands our product offering and positions UGI to continued, environmentally- responsible growth • Installed 360 kW of solar electric generation, reducing greenhouse gases by 570 tons per year at our newly constructed Utilities building. UGI Corporation | Fiscal 2020 Third Quarter Results 21

Q&A 22

Appendix

Third Quarter Adjusted Net Income (Dollars in millions) Q3 2019 Q3 2020 AmeriGas Propane $(2.0) $(15.1) UGI International 14.8 (11.3) Midstream & Marketing 2.2 6.7 UGI Utilities 6.7 4.1 Corporate & Other (a) (23.6) 100.9 Net (loss) income attributable to UGI Corporation (1.9) 85.3 Net losses (gains) losses on commodity derivative instruments 25.0 (115.7) Unrealized losses on foreign currency derivative instruments 0.5 4.9 AmeriGas Merger expenses 0.3 - CMG acquisition and integration expenses - 0.2 LPG business transformation expenses - 4.5 Impairment of assets held-for-sale - 36.7 Total Adjustments (a) (b) 25.8 (69.4) Adjusted net income attributable to UGI Corporation $23.9 $15.9 (a) Corporate & Other includes certain adjustments made to our reporting segments in arriving at net income attributable to UGI Corporation, including the impact of the anticipated tax benefits resulting from the carryback of an NOL for Fiscal 2020 pursuant to the provisions of the CARES Act. These adjustments have been excluded from the segment results to align with the measure used by our chief operating decision maker in assessing segment performance and allocating resources. (b) Income taxes associated with pre-tax adjustments determined using statutory business unit tax rates UGI Corporation | Fiscal 2020 Third Quarter Results 24

UGI Supplemental Footnotes • Management uses “adjusted net income attributable to UGI Corporation” and “adjusted diluted earnings per share,” both of which are non-GAAP financial measures, when evaluating UGI’s overall performance. Management believes that these non-GAAP measures provide meaningful information to investors about UGI’s performance because they eliminate gains and losses on commodity and certain foreign currency derivative instruments not associated with current-period transactions and other significant discrete items that can affect the comparison of period-over-period results. • Management does not designate its commodity and certain foreign currency derivative instruments as hedges under GAAP. Volatility in net income attributable to UGI Corporation as determined in accordance with GAAP can occur as a result of gains and losses on commodity and certain foreign currency derivative instruments not associated with current-period transactions. These gains and losses result principally from recording changes in unrealized gains and losses on unsettled commodity and certain foreign currency derivative instruments and, to a much lesser extent, certain realized gains and losses on settled commodity derivative instruments that are not associated with current-period transactions. However, because these derivative instruments economically hedge anticipated future purchases or sales of energy commodities, or in the case of certain foreign currency derivatives reduce volatility in anticipated future earnings associated with our foreign operations, we expect that such gains or losses will be largely offset by gains or losses on anticipated future energy commodity transactions or mitigate volatility in anticipated future earnings. • Non-GAAP financial measures are not in accordance with, or an alternative to, GAAP and should be considered in addition to, and not as a substitute for, the comparable GAAP measures. • The table on slide 24 reconciles net income attributable to UGI Corporation, the most directly comparable GAAP measure, to adjusted net income attributable to UGI Corporation, and the table on slide 10 reconciles diluted earnings per share, the most comparable GAAP measure, to adjusted diluted earnings per share, to reflect the adjustments referred to above. UGI Corporation | Fiscal 2020 Third Quarter Results 25

Investor Relations: Brendan Heck Alanna Zahora 610-456-6608 610-337-1004 heckb@ugicorp.com zahoraa@ugicorp.com